Exhibit 99.1

May 2005
Company Fact Sheet
HORNBECK OFFSHORE SERVICES, INC.
NYSE: HOS
Leading the New Generation

www.HornbeckOffshore.com

Investor Considerations:

•	Competitive Difference. Hornbeck has historically realized above industry-average utilization and dayrates as its multi-class fleet of 25 new generation offshore supply vessels (OSVs), one of the youngest fleets in the Gulf of Mexico (GoM) with an average age of 5-yrs, provides a competitive advantage in servicing the diverse needs of its client base.

•	OSV Market Position. Hornbeck has the second largest modern OSV fleet capable of working in the GoM (estimated 17% market share by vessel count), providing operating leverage to tightening market conditions in this higher-margin OSV segment.

•	OSV Fundamentals Expected to Remain Strong. Based on its current outlook, management believes that current favorable OSV market conditions will continue through at least 2006. Average OSV dayrates are expected to remain above $11,500 and average fleetwide utilization is expected to remain in the mid-90% range during that same period.

•	“Raising the Bar” on the OSV Industry. Hornbeck recently launched an OSV growth initiative to convert two coastwise sulfur tankers into 370-ft multi-purpose supply vessels (MPSVs). These MPSVs would be the world’s largest OSVs and would give HOS a 21% GoM market share by deadweight tons. With expected delivery by year-end 2006, the total project is estimated to cost $55-$65mm, and is expected to be $0.25-$0.35 accretive to full-year EPS.

•	Stable Cash Flow Base. The Tug & Tank Barge segment provides a stable base of cash flow, a competitive advantage particularly during soft OSV cycles. After delivery of five new tank barges in 2005 (the first of which successfully entered service in March), the Tug & Tank Barge segment is expected to cover 100% of all company-wide fixed charges.

•	Improving Balance Sheet & Liquidity. Hornbeck recently completed a refinancing of $175mm 10.625% notes (issued at an 11% yield) with $225mm 6.125% coupon, 10-year, senior unsecured notes issued at par. HOS believes that this bond pricing represents the lowest coupon and lowest Treasury spread (T+198) in oil service “high yield” transaction history. As a result, annualized interest expense will decrease by over $5mm even though long-term debt has increased by $50mm. HOS now has sufficient liquidity to fund all of its current growth initiatives (barge newbuild and MPSV conversion programs) from cash on-hand, projected cash flow from operations and available revolver capacity.

•	Earnings Growth Visibility. Between 1998 and 2004, Hornbeck has achieved compound annual growth in EBITDA4) of 71%. Moreover, with its currently funded growth initiatives, Hornbeck believes it can continue to grow its EBITDA4) at an average rate of 25% per annum over the next two years based on current market conditions.

Price (May 13, 2005)	$21.16

Stock Data
Fiscal Year-End:			December
Symbol / Exchange:			HOS/NYSE
52-Week Range:			$10.15-$26.80
Diluted Common Shares O/S:			21.4 mm
Market Capitalization:			$453 mm
Total Enterprise Value 1):			$671 mm
Average Daily Volume (L3M):			148,454
Insider Ownership 2):			6.2%
Closely-Held Ownership 3):			39.4%
13F Institutional Ownership:			37.7%

Financial Data (Data as of 3/31/05, unaudited)
Total Cash:			$18 mm
Total Debt:			$236 mm
Total Stockholders’ Equity:			$188 mm
Net Debt / Net Book Capitalization:			53.6%

Results & Guidance	2004A	2005E	2006E
EBITDA ($mm) 4):	$59.5	$77.5-$82.5	$90-$100
EPS 5):	$0.62	$1.12-$1.27	$1.36-$1.65

Trading Multiples 6)
TEV / EBITDA 4):	11.3x	8.4x	7.1x
P / E 5):	34.1x	17.7x	14.0x

Segment Data
EBITDA Mix	2004A	2005E6)	2006E6)
OSV:	67%	75%	63%
Tug & Tank Barge:	33%	25%	37%
Current Fleet in Service 7)
No. of New Generation OSVs:			25
No. of Tugs / Tank Barges:			14/14
Barges under Construction/ OSVs under Conversion:			4/2

Stock Price (Mar 2004 IPO—Present)

1)	Total Enterprise Value (TEV) is defined as Market Capitalization plus Total Debt less Total Cash.
2)	Represents executive officers and directors as disclosed in the latest Form 10-K on file with the SEC.
3)	Represents beneficial ownership of SCF IV LP, William Herbert Hunt Trust Estate and Cari Investment Company as disclosed in the latest Form 13-Gs on file with the SEC.
4)	EBITDA is a non-GAAP financial measure; see page 4 for definition and GAAP reconciliation.
5)	EPS results for 2004 and EPS guidance for 2005E exclude a $0.75 and $0.05 per diluted share GAAP charge, respectively, for early retirement of debt. Adjusted EPS (non-GAAP) are used in P/E ratios.
6)	Based on mid-point of latest reported Company guidance.
7)	Excludes one fast supply vessel (FSV) and two remaining recently retired OPA 90 tank barges.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.

Fact Sheet	May 2005

COMPANY OVERVIEW

Hornbeck Offshore Services, Inc. (Hornbeck or HOS), a diversified marine service company headquartered in Covington, Louisiana, is a leading provider of technologically advanced, new generation offshore supply vessels primarily in the U.S. Gulf of Mexico and select international markets. HOS is also a leading transporter of petroleum products through its fleet of ocean-going tugs and tank barges primarily in the northeastern U.S. and in Puerto Rico. HOS currently owns and operates a fleet of 54 active vessels, with six additional vessels under construction and/or conversion.

OFFSHORE SUPPLY VESSELS (UPSTREAM)

Increasing Market Presence. Since its inception in 1997, Hornbeck has completed three separate newbuild programs utilizing proprietary designs developed by its in-house team of naval architects and engineers to build 17 new generation OSVs. Combined with the purchase of six domestic modern vessels in mid-2003, HOS has assembled one of the youngest, and second largest modern, OSV fleets capable of working in the GoM. HOS also has two foreign-flagged OSVs and one FSV.

All OSVs are Not Created Equal. The OSV market is divided between aging, conventional 180’ boats originally designed and constructed over 20 years ago to service the shallow coastal shelf waters versus a “new generation” of 200’+ vessels that service the larger and increasingly complex demands of the frontier deepwater, ultra-deepwater and deep-shelf projects. Over the last six years, utilization rates for HOS new generation OSVs have averaged 93% versus conventional 180’ vessels that have averaged less than 50%. Reflecting the bifurcated market’s different supply and demand fundamentals, average dayrates for new generation OSVs are typically at least double those of their 180’ forerunners.

Increasing Long-Term Demand. Deepwater activity has become a cornerstone of domestic GoM oil production, rising from less than 4% in 1990 to over 64% in 2004, per MMS. A global trend, deepwater spending worldwide over the next 5 years is projected by industry sources to rise 83% over the prior 5–year spending level, mainly reflecting that only 22% of the 341 deepwater fields discovered to-date have been developed.

“Raising the Bar” on the OSV Industry. Hornbeck recently announced plans to convert two molten-sulfur carriers into industry-leading 370-ft new generation MPSVs. These “next generation” vessels would be the world’s largest, with wide-ranging “Swiss Army Knife” capabilities beyond those of a typical OSV. As one HOS 370 has the equivalent deadweight capacity of three 270 class OSVs or eight 200 class OSVs, HOS’s deepwater customers will benefit from significant economies of scale. With expected delivery by year-end 2006, the total two-vessel project is estimated to cost $55-$65mm, and is expected to be $0.25-$0.35 accretive to full-year EPS.

MISSION STATEMENT

Hornbeck’s mission is to be recognized as the energy industry’s marine transportation and service company of choice for its customers, employees and investors through innovative, high quality, value-added business solutions delivered with enthusiasm, integrity and professionalism and with the utmost regard for the safety of individuals and the protection of the environment.

TUGS & TANK BARGES (DOWNSTREAM)

Complementing its OSV business, Hornbeck also operates a fleet of 14 ocean-going tugs and 14 active ocean-going tank barges to transport petroleum products, primarily in the northeastern U.S. and Puerto Rico. The Tug & Tank Barge segment not only takes advantage of Hornbeck’s considerable marine expertise, it provides geographic and revenue-source diversification while providing an additional value-added service to integrated refiners and major oil & gas companies.

Improving Supply / Demand Fundamentals. Due to the Oil Pollution Act of 1990 (OPA 90) and its mandated vessel retirement schedule, an estimated 33% of the U.S. single-hulled tank barge supply was recently removed from service at the end of 2004, with an additional 17% to be removed by 2010. Conversely, the U.S. Energy Information Agency estimates consumer demand for petroleum products along the East Coast will grow 2.5% per year through 2025. While industry newbuild and retrofit programs are on-going, Hornbeck believes that operational barriers to entry, limited access to capital by privately held competitors and rising steel prices will likely keep this lost capacity from being fully replaced.

While average dayrates for Hornbeck’s tank barges have steadily risen from about $8,500 in 1999 to over $13,100 for the first quarter of 2005, there are reasons to believe that barge dayrates could continue to move higher still, as upward pressure is exerted from declining supply, stable demand and the premium necessary to attract new capital to build incremental double-hulled capacity.

Barge Growth Initiative. Hornbeck has a five-vessel double-hulled newbuild program currently underway (four of which are already committed to customers) with deliveries scheduled through year-end 2005. The first barge, the Energy 13501, was successfully placed into service in March 2005. As a result (and net of three OPA 90 retirements at 12-31-2004), Hornbeck’s fleet capacity is expected to grow 28% by year-end 2005 to 1.48mm bbls, with 46% of its fleet comprised of higher-margin double-hulled capacity, up from 7% at year-end 2004.

Stable Cash Flow. The Tug & Tank Barge segment provides significant financial support, particularly during soft OSV cycles. Once its five new barges are all fully in service, annualized downstream EBITDA is expected to nearly double, generating sufficient annual cash flow to cover 100% of all company-wide fixed charges, including interest expense and drydocking expenditures.

Page 2	©2005 Hornbeck Offshore Services, Inc. All Rights Reserved.

Fact Sheet	May 2005

# Industry Leading Dayrates and Utilization…

*Premium OSV Fleet Dayrates* [1]

$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
Average Dayrate
Effective Dayrate
Hornbeck
6-yr Average
OSV Peer Group
6-yr Average
1Q99
1Q00
1Q01
1Q02
1Q03
1Q04
1Q05

HOS 6-yr Effective Dayrate = $9,260, or 2.5x OSV Peers
OSV Peer Group 6-yr Effective Dayrate = $3,600

*Higher OSV Fleet Utilization* [1]

100%
90%
80%
70%
60%
50%
40%
30%
6-yr Average
Hornbeck
6-yr Average
OSV Peer Group
1Q99
1Q00
1Q01
1Q02
1Q03
1Q04
1Q05

HOS 6-yr Average Utilization = 93%, or 30% > than OSV Peers
OSV Peer Group 6-yr Average Utilization = 63%

# …Generating Significant Growth & Industry Leading Margins

*Historical & Projected Growth in Total EBITDA ($MM)* [2]

$105
$90
$75
$60
$45
$30
$15
$-
$37
$23
$14
$47
$28
$19
$54
$35
$19
$60
$40
$20
$80
75%
25%
$95
63%
37%
2001
2002
2003
2004
2005E[2]
2006E[2]
OSV EBITDA
Tug and Tank Barge EBITDA

*Operating Margin* [3]

% Operating Margin
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Hornbeck
OSV Peers
TTB Peers
2000
2001
2002
2003
2004

# Attractive Relative Valuation

*Relative Stock Price Performance (IPO-Present)*

Relative Stock Price Performance
200%
175%
150%
125%
100%
75%
50%
Hornbeck Offshore Services
OSV Peer Group [4]
Oil Service Index
Apr-04
May-04
Jun-04
Jul-04
Aug-04
Sep-04
Oct-04
Nov-04
Dec-04
Jan-05
Feb-05
Mar-05
Apr-05
May-05

*Relative Valuation to OSV Peer Group*

| Company | | Stock Price 5/13/05 | TEV ($MM) | 2006E EBITDA [5] ($MM) | TEV / EBITDA |
|---|---|---|---|---|---|
| Gulfmark | (GMRK) | $22.86 | $703 | $99.4 | 7.1x |
| Seabulk | (SBLK) | $18.75 | $947 | N/A | N/A |
| Seacor | (CKH) | $54.44 | $1,382 | $145.8 | 9.5x |
| Tidewater | (TDW) | $32.78 | $2,355 | $290.7 | 8.1x |
| Trico Marine | (TRMA) | $20.00 | $406 | N/A | N/A |
| OSV Peer Group Average [6] | | | | | 8.2x |
| Hornbeck | (HOS) | $21.16 | $671 | $95.0 | 7.1x |
| Relative Discount | | | | | -14% |

1)	Source: Selected company filings from OSV public peers that operate vessels in the domestic GoM, which includes TDW, CKH, SBLK and TRMA.
2)	EBITDA is a non-GAAP financial measure; see page 4 for definition, Regulation G reconciliation to GAAP and assumptions for forward projections.
3)	Operating margin is defined as GAAP operating income divided by period revenues. Negative results of competitors have been excluded from the peer averages. OSV Peer Group includes GMRK, SBLK, CKH, TDW and TRMA. Tug & Tank Barge (TTB) Peer Group includes KSP and TUG.
4)	OSV Peer Group average excludes TRMA from Relative Stock Price Performance calculation given its recent bankruptcy.
5)	2006E EBITDA for OSV Peer Group represents mean of Wall Street expectations as compiled by Thomson/First Call, except SBLK and TRMA (which have no analyst estimates currently available). For HOS, 2006E EBITDA represents mid-point of latest reported Company guidance.
6)	SBLK and TRMA are excluded from OSV Peer Group Average TEV/EBITDA multiple calculation.

©2005 Hornbeck Offshore Services, Inc. All Rights Reserved.	Page 3

Fact Sheet

Company Headquarters

103 Northpark Boulevard, Suite 300

Covington, LA 70433

United States of America

NYSE: HOS

(985) 727-2000

ir@hornbeckoffshore.com

www.HornbeckOffshore.com

Reader Advisory and Forward Looking Statements

This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Hornbeck’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements, including, in particular, statements about Hornbeck’s plans, strategies and prospects. These statements are based on the Company’s current assumptions, expectations and projections about future events, which are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Hornbeck and its industry, as described in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, a copy of which is available free of charge over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at www.hornbeckoffshore.com. This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this Fact Sheet is only current as of May 13, 2005 and the Company undertakes no obligation to update this Fact Sheet.

EBITDA Definition and Regulation G Reconciliation to GAAP

This Fact Sheet contains references to the non-GAAP financial measure of earnings (net income) before interest expense, provision for income taxes, depreciation, amortization and loss on early extinguishment of debt, or EBITDA. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in the table below. Management’s opinion regarding the usefulness of such measure to investors and a description of the ways in which management uses such measure can be found in the Company’s most recent Annual Report on Form 10-K filed with the SEC.

Reconciliation of EBITDA to Net Income (Loss) ($mm)

Year Ended December 31,	1998	1999	2000	2001	2002	2003	2004	2005E2)	2006E2),3)
Net income (loss), as reported	($1.4)	($1.7)	($4.5)	$7.0	$11.6	$11.2	($2.5)	$24.4	$32.1
Adjustment for loss on early extinguishment of debt, net of taxes1)	—	—	—	2.0	—	—	14.7	1.1	—
Net income (loss), as adjusted	($1.4)	($1.7)	($4.5)	$9.0	$11.6	$11.2	$12.2	$25.5	$32.1
Interest expense:
Debt obligations	1.2	5.3	8.2	10.7	16.2	18.5	17.7	12.1	12.6
Put warrants	1.5	2.3	7.3	3.0	—	—	—	—	—
Income tax expense (benefit)	(0.2)	0.3	1.6	6.7	7.1	6.9	6.4	15.3	19.2
Depreciation	0.9	2.8	4.2	6.5	10.5	14.4	17.4	20.2	24.3
Amortization	0.4	0.3	1.0	1.2	1.9	3.2	5.7	6.9	6.8
EBITDA	$2.4	$9.3	$17.7	$37.1	$47.3	$54.2	$59.4	$80.0	$95.0

1)	Results for 2001 were impacted by a $2.0 million after-tax ($0.19 per diluted share) charge on early extinguishment of debt relating to a July 2001 debt refinancing. Results for 2004 were impacted by a $14.7 million after-tax ($0.75 per diluted share) charge on early extinguishment of debt relating to 91% of the November 2004 refinancing of our 10.625% Senior Notes due 2008. Results for 2005 were impacted by a $1.1 million after-tax ($0.05 per diluted share) charge on early extinguishment of debt relating to the redemption of the final 9% of our 10.625% Senior Notes due 2008.
2)	Reflects mid-point of latest reported Company guidance and estimates for each income statement metric.
3)	Reported Company guidance for 2006E assumes a full-year contribution from all five new barges under construction in 2005, which is expected to result in Tug and Tank Barge segment EBITDA of approximately 37% of the mid-point of the latest reported company-wide 2006E guidance range of $95 million.

©2005 Hornbeck Offshore Services, Inc.

All Rights Reserved.